Exhibit 10.23

December 30, 2025

Steven Perrin

Re: Voluntary Cancellation of Certain Option Grants

Dear Dr. Perrin,

Eledon Pharmaceuticals, Inc. (the “Company”) has granted you an award or multiple awards of stock options under one of the Company’s long-term equity incentive plans. You have volunteered to forfeit for no consideration the stock option awards listed in the table below (the “Forfeited Options”):

Option Grant Number	Option Grant Date	Option Expiration Date	Option Exercise Price	Option Vested or Unvested	Performance or Time-Based Option	Total Number of Options Being Forfeited
389	01/29/2020	01/29/2030	$8.91	61,831	Time-Based	61,831
390	01/01/2019	01/29/2030	$8.91	118,097	Time-Based	118,097
391	11/19/2019	01/29/2030	$8.91	142,833	Time-Based	142,833
373	09/14/2020	09/13/2030	$9.00	436,467	Time-Based	436,467
403	01/01/2019	09/08/2030	$6.85	606,316	Time-Based	606,316

You hereby agree that you are voluntary forfeiting the Forfeited Options in exchange for your continued employment or service with the Company, and that the Forfeited Options are not (1) being canceled, exchanged, or surrendered in exchange for cash or other awards for the purpose of repricing the Forfeited Options, or (2) being canceled, exchanged, or surrendered for a new option or SAR award with an exercise or base price that is less than the exercise or base price of the Forfeited Options.

Except for the Forfeited Options, all of your other outstanding stock options granted by the Company shall remain outstanding in accordance with their terms

This agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. This agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

***

Sincerely,

Exhibit 10.23

Eledon Pharmaceuticals, Inc.

_/s/ David-Alexandre C. Gros, M.D.

By: David-Alexandre Gros

Title: Chief Executive Officer

Acknowledged and Agreed:

_____/s/ Steve Perrin, Ph.D_______

Steven Perrin